EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 5, 2019, incorporated by reference in the Registration Statement (Form S-1 No. 333-           ) and related Prospectus of iHeartMedia, Inc. for the registration of $100,000,0000 of its Class A common stock.

/s/ Ernst & Young LLP

San Antonio, Texas

April 3, 2019